EXHIBIT 99.1

Plug Power Announces Fourth Quarter and Full Year 2016 Results

LATHAM, N.Y., March 09, 2017 (GLOBE NEWSWIRE) -- Plug Power Inc. (NASDAQ:PLUG), a leader in providing clean, reliable energy solutions, announced today 2016 financial results and reiterated its full-year 2017 outlook.

Fourth Quarter and Full Year 2016 Highlights:

  Fourth quarter GAAP revenue of $32.6 million; full-year GAAP revenue of $85.9 million
  Fourth quarter GAAP gross margin of $3.0 million; full-year GAAP gross margin of $3.9 million
  Achieved a Company record of 1,204 GenDrive units deployed during the fourth quarter; 4,010 deployed for the full year
  $66.2 million value of power purchase agreement (PPA) systems deployed; $16.6 million in the fourth quarter
  Ended the year with $46 million of unrestricted cash
  Fourth quarter GAAP net loss of $0.11 per share on a diluted basis; this includes a $0.03 per diluted share impact for costs incurred to improve the Company’s capital structure and debt terms

At the end of 2016, Plug Power has more than 14,000 fuel cells powering industrial electric vehicles at blue-chip customers around the world including Walmart, Home Depot, Carrefour and Nike, and is the leading supplier of hydrogen fueling stations with its GenFuel product line.

“Our fourth quarter operating results underscore significant progress during the year, highlighted by new and repeat customer wins, record deployments, and continued progress driving margin expansion across our GenKey suite of products,” stated said Andy Marsh, CEO of Plug Power. “We have clearly cemented ourselves as the leader in hydrogen fuel cell technology within the material handling space, enabling us to accelerate market share growth.”

Plug Power Reiterates 2017 Full Year Guidance:

  $130 million in GAAP revenue
  5,600 GenDrive shipments, including 1,800 under PPA
  25 GenFuel sites, including 9 under PPA
  8% to 12% of GAAP Gross Margin
  $325 million in bookings
  $25 to $35 million of net cash used in operating and investing activities

Marsh continued, “We have set aggressive, yet obtainable, goals for the Company in 2017, reflecting our commitment to capitalize on the growing demand for vehicle electrification, which we believe will ultimately translate into meaningful shareholder value. While we remain focused on value creation within the material handling segment, we are simultaneously pursuing opportunities to expand our addressable markets to accelerate near-term growth, continuing on the plan we laid out five years ago.  A clear example is our progress in China, where our target is to deliver the first 100 ProGen engines by year’s end. These deployments in China in 2017 represent potential upside for the business this year, but more importantly positions the company for new growth opportunities in 2018 and beyond.”

Financial Results:

GAAP revenue for the fourth quarter of 2016 was $32.6 million as compared to $38.4 million of revenue in the fourth quarter of 2015.  Fourth quarter 2016 revenue represents expansion and growth from new and existing direct customers as well as continued growth in PPA customer deployments.

Fourth quarter 2016 operational activity included system deployments at three sites where the Company utilizes a PPA, with the value of those systems totaling $16.6 million.  In 2016, the Company utilized alternative financing arrangements for its PPA deployments to improve liquidity and long-term customer economics.  The alternative financing required different accounting treatment as compared to the arrangements used in 2015, which resulted in upfront revenue recognition of GenDrive shipments and hydrogen infrastructure deployed.

Key metrics include:

  4,010 total GenDrive units deployed for the twelve months ended December 31, 2016, versus 3,634 units in 2015
  18 GenKey sites installed for the twelve months ended December 31, 2016, consistent with 2015
  Over 11,500 GenDrive units under service or PPA contract at December 31, 2016, versus just over 8,600 under service contract at December 31, 2015
  40 sites under fuel delivery contract at December 31, 2016, versus 22 sites under contract at December 31, 2015

Positive GAAP gross margin in the fourth quarter of 2016 was $3.0 million, or 9.2% of sales, as compared to negative GAAP gross margin in the fourth quarter 2015 of $(9.4 million), or (24.5%) of sales.  The fourth quarter of 2015 included a $10.1 million charge associated with loss contracts which, as previously discussed stemmed primarily from legacy stack issues which were by in large addressed in 2016 with improved designs and membrane upgrades.

To provide additional visibility regarding Plug Power’s progress on margin profile and cost downs, the value of PPA systems deployed in the fourth quarter was $16.6 million, with associated equipment costs to deploy of $10.7 million.  This quarter reflects the ongoing progress Plug is making across its product offering to significantly improve its margin profile.

Net loss attributable to common shareholders for the fourth quarter of 2016 was $19.2 million, or $0.11 loss per share on a diluted basis.  These amounts include $5.0 million in charges, or $0.03 per diluted share, associated from measures taken to improve the Company’s capital structure and debt terms.  This compares to a net loss attributable to common shareholders in the fourth quarter of 2015 of $25.2 million, or $0.14 loss per share on a diluted basis.

Cash and Liquidity:

Net cash flow from operating activities for the fourth quarter of 2016 was breakeven, compared to a usage of $10.0 million in the fourth quarter of 2015.  As of December 31, 2016, Plug Power had total cash of $100.6 million, including cash and cash equivalents of $46.0 million and restricted cash of $54.6 million.

In the fourth quarter, the Company undertook a number of capital initiatives to improve its capital structure and debt terms; specifically, the measures enabled the Company to eliminate certain minimum cash covenants and unlock liquidity associated with its long-term assets by leveraging restricted cash with the Green Bank loan facility.  These steps improved the Company’s cash position, enhanced its flexibility, and positioned the Company for broader capital solutions to support the 50% plus revenue growth anticipated in 2017.

Conference Call Details:

Details of the company's 2017 preliminary performance as well as 2017 growth objectives will be shared on a conference call to be held today at 11:00 am ET.

Time: 11:00 am ET
Toll-free: 877-465-1289
Direct webcast: https://event.webcasts.com/starthere.jsp?ei=1137920

The webcast can also be accessed directly at https://event.webcasts.com/starthere.jsp?ei=1135898 or from the Plug Power homepage (www.plugpower.com). A playback of the call will be available online for a period of time following the call.

About Plug Power Inc.

The architects of modern hydrogen and fuel cell technology, Plug Power has revolutionized the industry with its simple GenKey solution, elements of which are designed to increase productivity, lower operating costs and reduce carbon footprints in a reliable, cost-effective way. Plug Power’s GenKey solution couples together all the necessary elements to power, fuel and service a customer. Plug Power is the partner that customers trust to take their businesses into the future. For more information about Plug Power, visit www.plugpower.com.

Safe Harbor Statement

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. ("PLUG"), including but not limited to statements about PLUG's expectations for 2017, including GAAP revenue, number of GenDrive shipments, number of GenFuel sites, number of ProGen modules, GAAP gross margin, bookings and net cash used You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, the risk that we continue to incur losses and might never achieve or maintain profitability; the risk that we will need to raise additional capital to fund our operations and such capital may not be available to us; the risk that our lack of extensive experience in manufacturing and marketing products may impact our ability to manufacture and market products on a profitable and large-scale commercial basis; the risk that unit orders will not ship, be installed and/or converted to revenue, in whole or in part; the risk that pending orders may not convert to purchase orders, in whole or in part; the risk that a loss of one or more of our major customers could result in a material adverse effect on our financial condition; the risk that a sale of a significant number of shares of stock could depress the market price of our common stock; the risk that negative publicity related to our business or stock could result in a negative impact on our stock value and profitability; the risk of potential losses related to any product liability claims or contract disputes; the risk of loss related to an inability to maintain an effective system of internal controls or key personnel; the risks related to use of flammable fuels in our products; the cost and timing of developing, marketing and selling our products and our ability to raise the necessary capital to fund such costs; the ability to achieve the forecasted gross margin on the sale of our products; the risk that our actual net cash used for operating expenses may exceed the projected net cash for operating expenses; the cost and availability of fuel and fueling infrastructures for our products; market acceptance of our products, including GenDrive, GenSure and GenKey systems; the volatility of our stock price; our ability to establish and maintain relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of components and parts for our products; our ability to develop commercially viable products; our ability to reduce product and manufacturing costs; our ability to successfully expand our product lines; our ability to successfully expand internationally; our ability to improve system reliability for our GenDrive, ReliOn and GenKey systems; competitive factors, such as price competition and competition from other traditional and alternative energy companies; our ability to protect our intellectual property; the cost of complying with current and future federal, state and international governmental regulations; risks associated with potential future acquisitions; and other risks and uncertainties referenced in our public filings with the Securities and Exchange Commission. For additional disclosure regarding these and other risks faced by PLUG, see disclosures contained in PLUG's public filings with the Securities and Exchange Commission (the "SEC") including, the "Risk Factors" section of PLUG's Annual Report on Form 10-K for the year ended December 31, 2015. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

Plug Power Inc.
Selected Financial Data
(Dollars in 000's except per share amounts)

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015
Revenue:
Sales of fuel cell systems and related infrastructure	$19,993	$29,472	$39,985	$78,002
Services performed on fuel cell systems and related infrastructure	5,060	4,929	20,456	14,012
Power Purchase Agreements	4,061	2,118	13,687	5,718
Fuel delivered to customers	3,359	1,744	10,916	5,075
Other	105	168	884	481
Total revenue	$32,578	$38,431	$85,928	$103,288
Gross profit (loss):
Sales of fuel cell systems and related infrastructure	$6,632	$3,871	$10,442	$10,299
Services performed on fuel cell systems and related infrastructure	(1,399)	(2,360)	(2,193)	(8,925)
Provision for loss contracts related to service	-	(10,050)	1,071	(10,050)
Power Purchase Agreements	(1,110)	(34)	(2,445)	465
Fuel delivered to customers	(1,207)	(844)	(2,948)	(1,620)
Other	95	-	19	(59)
Total gross profit (loss)	$3,011	$(9,417)	$3,946	$(9,890)

Research and development expense	$6,145	$4,491	$21,177	$14,948
Selling, general and administrative expense	8,803	10,212	34,288	34,164
Total operating expenses	$14,948	$14,703	$55,465	$49,112

Net loss attributable to common shareholders	$(19,237)	$(25,227)	$(57,591)	$(55,795)
Diluted net loss per share	(0.11)	(0.14)	(0.32)	(0.32)

Cash provided by (used in) operating activities	$33	$(9,978)	$(29,636)	$(47,274)

	At December 31, 2016	At December 31, 2015

Cash, cash equivalents and restricted cash	$100,636	$111,796

Plug Power Inc.
Other Key Measures
(Dollars in 000's)

	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015

EBITDAS	$(7,507)	$(21,467)	$(36,989)	$(48,198)

Value of PPA assets deployed (1)	$16,582	$-	$66,226	$-
Excess of value of PPA assets deployed over cost (1)	5,923	-	21,053	-

(1) Value of PPA assets deployed excludes those assets which were associated with revenue recognized under US GAAP.

Plug Power Inc.
Reconciliation of Non-GAAP Financial Measure
(Dollars in 000's)

Reconciliation of Reported Operating Loss to EBITDAS	For the three months ended December 31,		For the twelve months ended December 31,
	2016	2015	2016	2015

Operating loss, as reported	$(11,937)	$(24,120)	$(51,519)	$(59,002)
Stock-based compensation	2,545	1,982	9,290	7,817
Depreciation and amortization	1,885	671	5,240	2,987
EBITDAS	$(7,507)	$(21,467)	$(36,989)	$(48,198)

To supplement the Company’s unaudited financial data presented on a generally accepted accounting principles (GAAP) basis, management has used EBITDAS, a non-GAAP measure.  This non-GAAP measure is among the indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  Management establishes performance targets, annual budgets and makes operating decisions based in part upon these metrics. Accordingly, disclosure of this non-GAAP measure provides investors with the same information that management uses to understand the Company’s economic performance year over year. In addition, investors have historically requested and the Company has historically reported this non-GAAP financial measure as a means of providing consistent and comparable information with past reports of financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.
EBITDAS is defined as net income before interest expense, provision for income taxes, depreciation and amortization expense and stock compensation expense.  EBITDAS is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.
While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures.  The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDAS exclude certain expenses, such as depreciation and amortization expense, which represent significant and unavoidable operating costs of our business.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDAS only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

Plug Power Investor Contact
John Cococcia
investors@plugpower.com

Plug Power Media Contact
Teal Vivacqua
media@plugpower.com